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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 21, 2002

                           SPECIAL METALS CORPORATION

         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Delaware       000-22029             25-1445468
     ---------------      -----------    ----------------------------
     (State or Other      (Commission           (IRS Employer
     Jurisdiction of      File Number)       Identification Number)
     Incorporation)





                           4317 Middle Settlement Road

                          New Hartford, New York 13413

                ------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (315) 798-2900


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Item 5.  Other Events.

     As of November 15, 2002, the Company entered into an agreement with its bank group, lead by Credit Lyonnais New York Branch, to amend the terms of its debtor in possession credit facility. The amendment provides for, among other things, modified financial covenants; an increase in the letter of credit sublimit from $10 million to $15 million; and an extension of the termination date for the facility from April 30, 2003 to May 31, 2003. As part of the consideration for the amendment, as well as an earlier waiver dated as of October 31, 2002, the Company expects to pay the lenders under its prepetition senior secured credit facility adequate protection payments totaling $25 million. The amendment, the waiver and the adequate protection payments will be subject to approval of the Bankruptcy Court. A hearing to seek court approval is scheduled for December 3, 2002.

     The following is an exhibit to this Report:


                    Exhibit No.               Description
                  --------------          ----------------
                   Exhibit 99.1           Second Amendment and Fifth Waiver to
                                          Postpetition Credit Agreement

                                             SIGNATURES
                                          ----------------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SPECIAL METALS CORPORATION


                                By: /s/ Robert F. Dropkin
                                    ----------------------------------
                             Name:  Robert F. Dropkin

                             Title: Vice President, Secretary and
                                    Chief Legal Counsel

Dated:  November 21, 2002



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                                  EXHIBIT INDEX

                           SPECIAL METALS CORPORATION

                           Current Report on Form 8-K

                  Exhibit No.          Description
                  --------------       --------------
                   Exhibit 99.1        Second Amendment and Fifth Waiver to
                                       Postpetition Credit Agreement






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